Exhibit 99.1

For Immediate Release

For Further Information Contact:

Dewey Steadman at (202) 919-4097

Email: ir@unither.com

UNITED THERAPEUTICS CORPORATION ASSERTS NEW TYVASO PATENT AGAINST LIQUIDIA

SILVER SPRING, Md. and RESEARCH TRIANGLE PARK, N.C., July 23, 2020: United Therapeutics Corporation (Nasdaq: UTHR) announced today the United States Patent and Trademark Office issued a new patent on July 21, 2020, relating to Tyvaso® (treprostinil) Inhalation Solution. The new patent, U.S. Patent No. 10,716,793, expires May 14, 2027, and is listed in the U.S. Food and Drug Administration’s Approved Drug Products with Therapeutic Equivalence Evaluations publication, also known as the Orange Book, for Tyvaso.

Yesterday, United Therapeutics filed an amended complaint against Liquidia Technologies, Inc. (Liquidia) in its pending patent infringement litigation in the U.S. District Court for the District of Delaware to include a claim for infringement of this new patent. The new patent relates to a method of administering treprostinil via inhalation, and it includes claims covering the dosing regimen used to administer Tyvaso.

United Therapeutics initiated a lawsuit in June 2020 based on a New Drug Application (NDA) filed by Liquidia with the U.S. Food and Drug Administration requesting approval to market LIQ861, a dry powder inhalation formulation of treprostinil. The NDA was filed under the 505(b)(2) regulatory pathway with Tyvaso as the reference listed drug. In April 2020, United Therapeutics received a Paragraph IV notification letter from Liquidia indicating that Liquidia’s NDA contains a certification alleging that LIQ861 will not infringe any of the patents then listed in the Orange Book for Tyvaso because those patents are not valid, not enforceable, and/or will not be infringed by the commercial manufacture, use, or sale of LIQ861. In March 2020, Liquidia filed petitions for inter partes review seeking to invalidate the ’901 and ’066 patents, and earlier this month, United Therapeutics filed preliminary responses to those petitions.

United Therapeutics intends to vigorously enforce its intellectual property rights relating to Tyvaso. However, given the unpredictability inherent in litigation, United Therapeutics cannot predict the outcome of this matter or guarantee the outcome of this litigation.

About United Therapeutics

United Therapeutics Corporation focuses on the strength of a balanced, value-creating biotechnology model. We are confident in our future thanks to our fundamental attributes, namely our obsession with quality and innovation, the power of our brands, our entrepreneurial culture, and our bioinformatics leadership. We also believe that our determination to be responsible citizens – having a positive impact on patients, the environment, and society – will sustain our success in the long term.

Through our wholly-owned subsidiary, Lung Biotechnology PBC, we are focused on addressing the acute national shortage of transplantable lungs and other organs with a variety of technologies that either delay the need for such organs or expand the supply. Lung Biotechnology is the first public benefit corporation subsidiary of a public biotechnology or pharmaceutical company.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements relating to our ability to successfully enforce our intellectual property rights, our ability to create value and sustain our success in the long-term, and our efforts to develop technologies that either delay the need for transplantable organs or expand the supply of transplantable organs. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language, and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of July 23, 2020, and assume no obligation to update or revise the information contained in this press release, whether as a result of new information, future events, or any other reason.

TYVASO is a registered trademark of United Therapeutics Corporation.

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